Exhibit 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 23rd day of January 2002, between Hand Brand Distribution, Inc. and its successors, 9845 N.E. 2nd Avenue, Miami Shores, Florida 33138 (the "Employer") and Tony Milici, M.D., Ph.D., with address at 9053 Gray Fox Drive, Evergreen, Colorado 80439 (the "Employee").
                                R E C I T A L S:

                  A. The Employer and its affiliates desire to employ the Employee.

                  B. The Employee desires to be so employed upon the terms and conditions below set forth.

         NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, it is agreed as follows:

         1. Term. Subject to the terms of this Section 1 and Sections 7, 8 and 9, this Agreement shall commence on January 23, 2002 and expire on January 24, 2007 (the date on which this Agreement shall expire, as such date may be extended in accordance with the terms of this Section 1 is hereinafter referred to as the "Expiration Date"). Subject to the terms of Sections 7, 8 and 9, unless either party gives written notice to the other of its desire to terminate this Agreement at least thirty days prior to the then current Expiration Date or Extended Period (the "Termination Notification Date"), this Agreement will be automatically extended for further period(s) of two years from the then current Expiration Date (the "Extended Period") on the same terms and conditions as herein set forth. Except when the contrary is indicated, the phrase "the term of this Agreement" shall henceforth be deemed to include the Extended Period.

         2. Employment. The Employer agrees to employ the Employee as the Company's Chief Executive Officer and Chief Scientific Officer, Hand Brand Distribution, Inc. and the Employee accepts such employment.

         3. Duties.
            ------

                  (a) The Employee shall render all services of the nature of the services that a Chief Executive Officer, GeneThera, Inc. and as Chief Scientific Officer, Hand Brand Distribution, Inc., would render to a company in the biotechnology area.

                  (b) During the term of this Agreement, Employee shall devote his full time, energy, skill and best efforts to promote Employer's business and affairs and to perform his duties hereunder.

                  (c) The Employee shall report directly to the Board of Directors of the Employer.

         4. Compensation. The Employer shall pay to the Employee for the loyal and consistent services provided to it hereunder: (a) a fee at the rate of $12,000 per month during the term of this Agreement and (b) a one time payment of $18,000 shall be paid to Employee at signing of this agreement. Annual compensation shall be determined for appropriate increases at the end of each year as determined by the Compensation Committee of the Board of Directors of the Employer. Employee shall also receive at the end of each year during the term of this Agreement, bonus compensation as determined by the Compensation Committee of the Board of Directors of the Employer or if at the end of such year the Employer has received net income in the amount of $2,000,000 or more, Employee based on his performance as evaluated by the determined by the Compensation Committee of the Board of Directors of the Employer, shall receive a bonus payment equal to two (2) times his monthly salary at the end of the year the payment is made.

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         5. Insurance and Benefits. During the term of this Agreement, the
Employee shall be entitled to participate in all employee benefit plans and insurance programs, including company vehicle, which shall be provided from time to time by the Employer to its employees (collectively, "Employee Benefit Plans") in accordance with their terms and conditions. It is expressly understood that Employee shall pay his withholding and other taxes applicable to his income.

         6. Termination.
            -----------

         This Agreement may be terminated by the Employer for Cause immediately upon written notice to the Employee. The term "Cause", as used herein, shall mean the loss of any license necessary for the Employee to perform his duties hereunder, or any willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Employer, including, without limitation, (i) the failure or neglect by the Employee to perform his duties hereunder, (ii) the violation or attempted violation of any provision hereof, (iii) the commission of any felony, including, without limitation, any fraud against the Employer, any of its affiliates, clients or customers of the Employer.

         7. Return of Documents. On termination of this Agreement or at any time upon the request of the Board of Directors of the Employer or its affiliates, the Employee shall return to the Employer all documents, including all copies thereof, and all other property relating to the business or affairs of the Employer, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the "Materials"), in his possession or control, no matter from whom or in what manner he may have acquired such property. The Employee acknowledges and agrees that all of the Materials are property of the Employer and releases all claims of right of ownership thereto.

         8. Confidentiality.
            ---------------

                  (a) Employee acknowledges he will have access to operating, financial and other information of Employer and customers of the Employer including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm the Employer ("Confidential Information"). Employee also acknowledges that the foregoing provides Employer with a competitive advantage (or that could be used to the disadvantage of the Employer by a competitor). Employee also acknowledges the interest of the Employer in maintaining the confidentiality of such information and Employee shall not, nor any person acting on behalf of Employee, divulge, disclose or make known in any way or use for the individual benefit of Employee or others any of such Confidential Information. The foregoing is not applicable to such of the Confidential Information that is established by Employee to be in the public domain otherwise than as a result of its unauthorized disclosure by Employee or any other person.

                  (b) The customers of the Employer entrust the Employer with responsibility for their business in the expectation that the Employer will hold all such matters, including in some cases the fact that they are doing business with the Employer and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). Employee covenants that after the termination of his employment with the Employer, he will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

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

                  (c) Employee hereby assigns to the Employer his entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written, or otherwise created solely by him or jointly with others, prior to the date hereof and/or while during the term of his employment with the Employer and any of its affiliates whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the Employer. Employee, after the termination of its employment with Employer, shall return to the Employer (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the Employer ("Employer Documents") including, but not limited to, documents generated by Employee pursuant to his relation with the Employer. Employee at the request of Employer shall sign any assignment or any other documents required to be signed by Employer relating to the assignment by Employee to Employer of any developments.

                  (d) Employee acknowledges that the Employer has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the post- employment activities of Employee, Employee goes to work or becomes affiliated with a competitor of the Employer.

                  (e) Employee further acknowledges that all customers he services or dealt with while employed with the Employer are customers of the Employer and not Employee's personally. Employee also acknowledges that, by virtue of his employment with the Employer, Employee has gained or will gain knowledge of the identity, characteristics and preferences of the customers of the Employer, and that Employee will not use such Customer Confidences and Confidential Information at any time.

         9. Covenants Not to Compete or Solicit.
            -----------------------------------

                  (a) The Employee undertakes that during the term of this Agreement and for 24 months thereafter, he will not, directly or indirectly (whether as sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with, or participate in any business that competes with, the Employer; provided that the Employee may invest in (i) the securities of any business or enterprise (but without otherwise participating in the activities of such business or enterprise) which are listed on a national or regional securities exchange or traded in the over-the-counter market, and (ii) equity interests of the Employer, of any member thereof.

                  (b) The Employee undertakes that during the term of this Agreement and for a period of 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

                           (i) hire, or attempt to hire for employment, any
person who is an employee of the Employer on the date of such termination of employment, or attempt to influence any such person to terminate his employment by the Employer; or

                           (ii) in any other manner interfere with, disrupt or
attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its employees, or disparage the business or reputation of the Employer to any such person.

                  (c) The Employee undertakes that during the term of this Agreement and for 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

                           (i) solicit, service or accept any actual or
prospective accounts, clients or customers of the Employer during the period of the Employee's employment by the Employer;


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

                           (ii) influence or attempt to influence any of the
accounts, customers or clients referred to in Subsection 9(c)(i) to transfer their business or patronage from the Employer to any other person or company engaged in a similar business;

                           (iii) directly assist any person or company
soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 9(c)(i); or

                           (iv) in any other manner directly interfere with,
disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its accounts, customers or clients referred to in Subsection 9(d)(i), or any other person, or disparage the business or reputation of the Employer to any such person.

                  (d) The Employer undertakes that during the term of this Agreement and for a period of 60 months thereafter he will not, directly or indirectly, disparage the business or reputation of the Employee to any accounts, customers or clients referred to in Subsection 9(c)(i), or any other person.

         10. Enforcement of Covenants.
             ------------------------

         The parties acknowledge and agree that the covenants contained in Sections 8 and 9 are essential elements of this Agreement and that, but for the agreements of the Employee to comply with such covenants, the Employer would not have entered into this Agreement. The parties further acknowledge and agree that a breach by the Employee of the covenants contained in Sections 8 and 9 may result in irreparable injury to the Employer for which there is no adequate remedy at law and that the Employer shall be entitled to seek enforcement of the same by means of a temporary restraining order and/or a preliminary or permanent injunction issued by any court having jurisdiction thereof. In the event that the Employee breaches any of the covenants contained in Sections 8 and 9, the Employer shall be entitled to an accounting and repayment of all profits, Commissions and benefits the Employee receives in connection with such breach. The Employee agrees to indemnify and hold harmless the Employer against all of its costs and expenses (including, without limitation, reasonable attorneys fees and expenses) incurred in connection with the enforcement of the covenants contained in Sections 8 and 9, except, with respect to the enforcement of any such covenant by the Employer, to the extent that the Employer is the prevailing party in any action or proceeding commenced by the Employer in connection therewith. The covenants contained in Sections 8 and 9 shall survive the termination of this Agreement. The remedies provided in this Section 10 shall be in addition to, and not in lieu of, any other remedies and relief including damages to which the Employer may be entitled.

         11. Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of the Employee under Sections 8 and 9 herein too lengthy, the other provisions of those Sections 8 and 9 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

         12. Notices. Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

                  (a)      If to the Employee, to:
                           ----------------------
                           Tony Milici, M.D., Ph.D.
                           9053 Gray Fox Drive
                           Evergreen, CO 80439

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

                  (b)      If to the Employer, to:
                           -----------------------
                           Attn:  Board of Directors
                           Hand Brand Distribution, Inc.
                           9845 N.E. 2nd Avenue
                           Miami Shores, FL 33138

                           With a copy to:
                           ---------------
                           David W. Sloan, Esq.
                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036
                           Fax No.: 212.969.3999

         13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of law provisions. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal or state court of competent jurisdiction located in the City of New York, State of New York. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

         14.      Additional Provisions.
                  ---------------------

                  (a) This Agreement shall inure to the benefit of, and be binding upon, the Employer, its successors and assigns and shall inure to the benefit of, and be binding upon, the Employee, his executors, administrators and heirs. The Employee may not assign or delegate the performance of any of his rights and/or obligations under this Agreement.

                  (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.

                  (c) No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  (d) Employee acknowledges that prior to the execution of this Agreement he had full opportunity to consult with his independent attorneys and advisors as he deemed appropriate and he fully understands the nature and scope of his rights and obligations hereunder.

                  (e) If any provision of this Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.



              (The Reminder of this Page Left Intentionally Blank)


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


                  IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first above written.



                                     Hand Brand Distribution, Inc., "Employer"
                                     ------------------------
                                     Henry J. Boucher,
                                     Secretary Board of Directors
                                     By: Resolution of Board of Directors




                                     Tony Milici, "Employee"


                                     /s/ Tony Milici
                                     ------------------------------

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